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                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

         WHEREAS, Public Service Company of Colorado, a Colorado corporation (the "Company"), is about to file with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933, as amended, a registration statement or post-effective amendment to a registration statement for the issuance of up to $250 million principal amount of 4.875% First Collateral Trust Bonds, Series No. 12 due 2013 that are to be exchanged for a like principal amount of the issued and outstanding 4.875% First Collateral Trust Bonds, Series No. 11 due 2013 of the Company; and

         WHEREAS, each of the undersigned holds the office or offices in the Company herein below set below his/her name, respectively.

         NOW, THEREFORE, each of the undersigned hereby constitutes and appoints GARY R. JOHNSON and RICHARD C. KELLY and each of them individually, his/her attorney, with full power to act for him/her and in his/her name, place and stead, to sign his/her name in the capacity or capacities set forth below to one or more registration statements on Form S-4, or post-effective amendments to registration statements on Form S-4 (or any other appropriate form), relating to the issuance of up to $250 million principal amount of 4.875% First Collateral Trust Bonds, Series No. 12 due 2013 and to any and all amendments (including post-effective amendments) to such registration statements, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

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         IN WITNESS WHEREOF, the undersigned have hereunto set their hands this
11th day of June, 2003.

/S/ WAYNE H. BRUNETTI                       /S/ RICHARD C. KELLY
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Wayne H. Brunetti                           Richard C. Kelly
Chairman of the Board, President, Chief     Vice President, Chief Financial
Executive Officer and Director              Officer and Director
(Principal Executive Officer)               (Principal Financial Officer)

/S/ GARY S. JOHNSON                         /S/ DAVID E. RIPKA
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Gary S. Johnson                             David E. Ripka
Vice President, General Counsel and         Vice President and Controller
Director                                    (Principal Accounting Officer)